EXHIBIT 10.10

10/31/01 CALWEST MTIN

CALIFORNIA FORM 1/03

LEASE

CALWEST INDUSTRIAL PROPERTIES, LLC,

a California limited liability company

Landlord

and

NATURAL ALTERNATIVES INTERNATIONAL, INC.,

a Delaware corporation

Tenant

1.	USE, RESTRICTIONS ON USE AND CONDITION OF PREMISES	6

2.	TERM	7

3.	RENT	7

4.	RENT ADJUSTMENTS	8

5.	SECURITY DEPOSIT	9

6.	ALTERATIONS	9

7.	REPAIR	10

8.	LIENS	11

9.	ASSIGNMENT AND SUBLETTING	11

10.	INDEMNIFICATION	12

11.	INSURANCE	13

12.	WAIVER OF SUBROGATION	13

13.	SERVICES AND UTILITIES	13

14.	HOLDING OVER	13

15.	SUBORDINATION	14

16.	RULES AND REGULATIONS	14

17.	REENTRY BY LANDLORD	14

18.	DEFAULT	14

19.	REMEDIES	15

20.	TENANT’S BANKRUPTCY OR INSOLVENCY	16

21.	QUIET ENJOYMENT	17

22.	CASUALTY	17

23.	EMINENT DOMAIN	18

24.	SALE BY LANDLORD	18

25.	ESTOPPEL CERTIFICATES	18

26.	SURRENDER OF PREMISES	18

27.	NOTICES	19

28.	TAXES PAYABLE BY TENANT	19

29.	RELOCATION OF TENANT	19

30.	DEFINED TERMS AND HEADINGS	19

31.	TENANT’S AUTHORITY	20

32.	FINANCIAL STATEMENTS AND CREDIT REPORTS	20

33.	COMMISSIONS	20

34.	TIME AND APPLICABLE LAW	20

35.	SUCCESSORS AND ASSIGNS	20

36.	ENTIRE AGREEMENT	20

37.	EXAMINATION NOT OPTION	20

i

TABLE OF CONTENTS

(continued)

		Page

38.	RECORDATION	20

39.	LIMITATION OF LANDLORD’S LIABILITY	20

ADDENDUM TO LEASE

EXHIBIT A:      FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1:   SITE PLAN

EXHIBIT B:      INITIAL ALTERATIONS

EXHIBIT C:      COMMENCEMENT DATE AND BASIC DEAL POINTS MEMORANDUM

EXHIBIT D:      RULES AND REGULATIONS

EXHIBIT E:      FLOOR PLAN DEPICTING THE EXPANSION SPACE

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:
VISTA DISTRIBUTION CENTER, 1205 – 1225 Park Center Drive
LANDLORD:
CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company
LANDLORD’S ADDRESS:
2131 Palomar Airport Road, Suite 100 Carlsbad, Ca 92009
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Calwest Industrial Properties, LLC
File 30172 P.O. Box 6000 San Francisco, Ca 94160
LEASE REFERENCE DATE:
June 12, 2003
TENANT:
NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation
TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term: (b) Prior to beginning of Term (if different):	1215 Park Center Drive Vista, Ca 92083 185 Linda Vista Drive San Marcos, Ca 92069

PREMISES ADDRESS:	1211C & 1215 Park Center Drive Vista, Ca 92083

PREMISES RENTABLE AREA:	approximately 120,000 sq. ft. (for outline of Premises see Exhibit A)

USE:	Manufacturing, warehouse, laboratory operations, blending, packaging and distribution of vitamin products and general office.

SCHEDULED COMMENCEMENT DATE:	April 1, 2004, or ninety (90) days from the date Tenant is granted access to begin construction and fixture installation.

TERM OF LEASE:	Approximately ten (10) years beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	March 31, 2014

/s/ RLW	/s/ JES

Initials

ANNUAL RENT and MONTHLY INSTALLMENT OF

RENT (Article 3)(Subject to possible change based on

terms of Addendum to Lease):

Period		Annual Rent	Monthly Installment of Annual Rent
from	through
4/1/2004	4/30/2004	$835,200.00	$69,600.00
5/1/2004	6/30/2004	$0.00	$0.00
7/1/2004	3/31/2005	$860,256.00	$71,688.00
4/1/2005	3/31/2006	$886,063.68	$73,838.64
4/1/2006	3/31/2007	$912,645.59	$76,053.80
4/1/2007	3/31/2008	$940,024.96	$78,335.41
4/1/2008	3/31/2009	$968,225.71	$80,685.48
4/1/2009	3/31/2010	$997,272.48	$83,106.04
4/1/2010	3/31/2011	$1,027,190.65	$85,599.22
4/1/2011	3/31/2012	$1,058,006.37	$88,167.20
4/1/2012	3/31/2013	$1,089,746.56	$90,812.21
4/1/2013	3/31/2014	$1,122,438.96	$93,536.58

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4) (Subject to possible change based on terms of Addendum to Lease):	$14,591.00

TENANT’S PROPORTIONATE SHARE (Subject to possible change based on terms of Addendum to Lease):	33.63%

SECURITY DEPOSIT (Subject to possible change based on terms of Addendum to Lease):

$80,000.00 increased annually as necessary so as to equal

at least 105% of the current Monthly Installment of

Annual Rent (in the first 4 years of the Lease, the

initial Security Deposit of $80,000 will meet this requirement).

ASSIGNMENT/SUBLETTING FEE:	$500.00

REAL ESTATE BROKER DUE COMMISSION:	BRE Commercial (represents both Landlord and Tenant)

TENANT’S SIC CODE:	4225 (general warehousing and storage)

LETTER OF CREDIT (Subject to possible change based on terms of Addendum to Lease):	$330,000.00

/s/ RLW	/s/ JES

Initials

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes the Addendum to Lease and Exhibits A through E, all of which are made a part of this Lease.

LANDLORD		TENANT

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Jill E. Shanahan	By:	/s/ Mark A. LeDoux

Name: JILL E. SHANAHAN			Mark A. LeDoux

Title: Vice President		Title: Chairman and Chief Executive Officer

Date: Oct 30, 2003		Date:	____________________________________________________________

		By:	/s/ Randy L. Weaver

Randell Weaver

Title: President

Date: 10.27.03

v

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE, RESTRICTIONS ON USE AND CONDITION OF PREMISES.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to make any capital improvements to the Premises in order to comply with any governmental laws, regulations or ordinances unless triggered by Tenant’s specific use of or modification to the Premises. In such event, if such capital improvement relates to Tenant’s specific and exclusive use or modification, Tenant shall be responsible for the entire cost of such capital improvement. If another tenant’s use or modification also requires such capital improvement, the cost of such capital improvement shall be allocated ratably between Tenant and such other tenant.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

1.4 Landlord has no actual knowledge that the Premises are unsuitable for Tenant’s intended use. Except for the foregoing sentence, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use. Tenant hereby acknowledges: (i) that it has satisfied itself with respect to the condition of the Premises (including, but not limited to, the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements), and compliance with the Americans with Disabilities Act (the “ADA”) and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record and the present and future suitability of the Premises for Tenant’s intended use, (ii) that it has made such investigations as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the provisions of this Lease and (iii) that it accepts the Premises in its “as-is” condition. This Lease is not contingent upon Tenant’s ability to obtain any approvals and permits for its use of the Premises and/or Tenant’s Work from any other applicable governmental entities or owners association. Landlord shall cooperate with Tenant in connection with Tenant seeking such permits and approvals, but at no cost to Landlord. Tenant acknowledges that it is obligated under this Lease even if all or part of its permitted use is not permitted at the Premises.

Notwithstanding anything to the contrary above, for a period of time commencing on the date that Tenant is granted access to the portion of the Premises which it currently does not occupy and ending thirty (30) days thereafter, Tenant shall have the right (one time) to give Landlord a single list of any mechanical, electrical, plumbing or structural defects in such portion of the Premises. Such defects shall not entitle Tenant to terminate this Lease, but in such event, Landlord shall, as Landlord’s sole obligation with respect to such matter, rectify same at Landlord’s expense within thirty (30) days after receipt of Tenant’s notice concerning such defects, provided, however, if rectifying such defect reasonably takes more than thirty (30) days, then Landlord shall have such additional time as is reasonably necessary to rectify such defects, so long as Landlord diligently prosecutes such cure to completion. If Tenant does not give Landlord the required notice within the above thirty (30) day time period, correction of any such defects shall be the obligation of Tenant at Tenant’s sole cost and expense (subject to Section 7.1 of this Lease).

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises in its current as-is condition vacated by any other occupants or tenants. Tenant acknowledges that it currently occupies a portion of the Premises. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date, Letter of Credit amount, Security Deposit, rent schedule, Proportionate Share and Initial Estimated Monthly Installment of Rent Adjustments.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent or other monetary obligations until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the non-monetary obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within ninety (90) days after the Scheduled Commencement Date, Tenant shall have the option to terminate this Lease. The parties acknowledge and agree that the Letter of Credit required pursuant to the Addendum to this Lease constitutes a non-monetary obligation of Tenant.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 All monetary obligations of Tenant under this Lease are deemed to be rent.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms arc defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, replacement of non-capital items, maintenance, repair, and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be commercially reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, replacing non-capital items, repairing, and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Expenses shall not include: (i) capital expenditures unless reasonably calculated to reduce operating expenses, but the costs such capital expenditures shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, (ii) depreciation or amortization of the Building or equipment in the Building except as provided herein, (iii) loan principal payments, (iv) costs of alterations of tenants’ premises, (v) leasing commissions, (vi) interest expenses on long-term borrowings or (vii) advertising costs.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any tax imposed on the revenues or income of Landlord, any corporate or other franchise, or estate or inheritance tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then, next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

7.5 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this

Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to one hundred percent (100%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured material default of Tenant or matter which will become a material default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5 shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, reasonably incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease – each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (g) Excess Liability in the amount of $5,000,000.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property – Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party, but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver. Tenant agrees to notify its insurer of this Section 12 and to use reasonable efforts to obtain such insurer’s consent to the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. Unless Landlord elects by written notice to Tenant to treat such holding over as a tenancy at sufferance, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises upon advance notice to Tenant of not less than one (1) business day (except no notice shall be required in emergency situations), to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, that any change in the arrangement or location of any features or facilities located in any public part of the Building which would or would be likely to have a material negative effect on the utility, use or enjoyment of the Premises shall require Tenant’s written consent, which consent shall not be unreasonably withheld. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of: (i) five (5) days after written notice that such payment was not made when due plus (ii) the requisite time period after any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute. Notwithstanding the foregoing, if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an

Event of Default, without notice other than any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of

California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 In lieu of Tenant waiving its rights conferred by Section 3275 of the California Civil Code and Sections 1174(c) and 1179 of the California Code of Civil Procedure, Tenant agrees that upon the occurrence of any Event or Events of Default under Section 18.1.1 above, Tenant shall reinstate or increase the Letter of Credit required under Section 7 of the Addendum to Lease to the full amount of $330,000 (or such other amounts specified pursuant to Sections 14 or 15 of the Addendum to Lease, if applicable), or in the alternative Tenant may elect to provide Landlord with an additional cash security deposit in an amount equal to the increased or reinstated amount of such Letter of Credit, and such reinstated or increased Letter of Credit or additional cash security deposit shall remain in effect and/or be retained by Landlord for the remainder of the Lease term with no reduction.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in the reasonable estimation of Landlord and Tenant such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord and Tenant, in writing, shall jointly estimate the length of time within which material restoration can be made, and such determination shall be binding upon the parties. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s and Tenant’s joint estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord and Tenant therefor as extended by this Section 22.3, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of lime Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any award which may be paid or made to it in connection with any such eminent domain or appropriation by any public or quasi-public authority. Tenant shall be entitled to any award which may be paid or made to it in connection with any such eminent domain or appropriation by any public or quasi-public authority. Neither Tenant nor Landlord shall make any claim against the other arising out of any such award to either party.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection. Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than taxes calculated on the revenues or income of Landlord) whether or not now customary or within the contemplation of the parties to this Lease; (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. RELOCATION OF TENANT. Intentionally Omitted.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord,

Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31. TENANT’S AUTHORITY. If Tenant assigns as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located, without reference to the choice of laws and conflicts of law rules and principles of such State.

35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Premises at the time of this Lease, which is mutually agreed to be Seven Million Five Hundred Thousand Dollars ($7,500,000). The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case (except for Landlord’s gross negligence or willful misconduct) shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD		TENANT

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Jill E. Shanahan	By:	/s/ Mark A. LeDoux

	Jill E. Shanahan		Mark A. LeDoux

Title: Vice President		Title: Chairman and Chief Executive Officer

Date: Oct 30, 2003		Date:	_________________________________________________

		By:	/s/ Randy L. Weaver

Randell Weaver

Title: President

Date: 10.27.03

ADDENDUM TO LEASE

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

In the event of any conflict between the terms of this Addendum to Lease and the Lease, the terms of this Addendum to Lease shall control.

1. SCHEDULE OF RENTS.

No Annual Rent shall be payable for the following period (the “Abatement Period”): May 1, 2004 to June 30, 2004. The Annual Rent otherwise due and payable for the Abatement Period shall become due and payable upon the occurrence of an Event of Default by Tenant. All additional rent shall be payable from the Commencement Date of the Lease including, but not limited to, Insurance, Expenses, Taxes, etc. as defined as in the Lease.

2. TENANT’S PROPORTIONATE SHARE.

Tenant’s Proportionate Share is defined as the percentage obtained by dividing the Premises Rentable Area by the total number of rentable square feet in the applicable portion of the Building. In the event that the number of rentable square feet in either the Premises or the Building is modified, at Landlord’s option, Tenant’s Proportionate Share shall be adjusted.

Landlord will provide a breakdown of actual operating expenses for 2002 and projected 2003 operating expenses. There shall be a maximum charge of three percent (3%) of the Rent as a Landlord charged property management fee.

3. MAINTENANCE OF AIR CONDITIONING AND HEATING UNITS.

Landlord may, at its option, contract for and provide a service and maintenance program for all heating and air conditioning units supplied with the Premises. The cost of this service, if implemented, shall be paid by the Landlord and reimbursed by Tenant as part of Expenses; provided, however, Tenant shall pay 100% of the cost of this service to any healing and air conditioning units exclusively servicing all or a portion of the Premises.

4. ROOF MAINTENANCE.

Notwithstanding anything in the Lease to the contrary, Landlord shall maintain and repair the roof. The cost of such maintenance and repair shall be paid by Landlord and reimbursed by Tenant as part of Expenses.

5. PARKING.

During the term of the Lease and any agreed upon extension thereof, Tenant, its authorized representatives and its invitees shall have the non-exclusive right to use the parking facilities located at the Building, jointly and in common with all others entitled to the use thereof. Tenant agrees not to overburden the parking facilities located at the Building and agrees to cooperate with Landlord and other tenants at the Building in the use of said parking facilities. Landlord reserves the right, in the exercise of its sole and absolute discretion, to determine whether Landlord’s parking facilities at the Building are becoming overcrowded and, in such event, to allocate parking spaces among the various tenants in the Building or to designate a specific area or areas within which Tenant, its authorized representatives and its invitees must park. Tenant shall be entitled to use One Hundred and Thirty Two (132) unreserved “In Common” parking spaces at the Building. Tenant, with

Initials

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Landlord’s reasonable approval, shall have the right to expand the parking area and increase the parking available to Tenant to meet city codes for Tenant’s use. There shall be no charge for parking during the Initial Term.

Tenant expressly agrees and understands that the parking spaces are not reserved and that Landlord, in the exercise of its sole and absolute discretion, may designate the area or areas of the parking facilities located at the Building where said in common parking spaces are to be located. Landlord shall have the right at any time to make changes to the location of driveways, entrances, exits, parking spaces, parking areas, or the direction of the flow of traffic. All responsibility for damage and theft to vehicles is assumed by Tenant and Tenant’s employees, visitors and customers. Tenant shall repair or cause to be repaired, at Tenant’s sole cost and expense, any and all damage to the Premises, common areas and Building caused by the use of such parking areas by Tenant, or Tenant’s employees, visitors or customers,

6. SECURITY DEPOSIT.

Landlord currently holds Thirty-Four Thousand Eight Hundred Three Dollars and No Cents ($34,803.00) as security deposit for the Premises under a lease dated for reference purposes only July 17, 1998 and a lease dated for reference purposes only March 3, 1999. Upon execution of this Lease, Tenant shall transfer said security deposit to this Lease and deposit with Landlord an additional Forty-Five Thousand One Hundred Ninety Seven Dollars and No Cents ($45,197.00) for a total Security Deposit held under this Lease of Eighty Thousand Dollars and No Cents ($80,000.00), to be increased annually so as to equal 105% of the current Monthly Installment of Annual Rent.

7. LETTER OF CREDIT.

In addition to the Security Deposit, Tenant agrees to deliver to Landlord on or before January 5, 2004, as collateral for the full performance of its obligations under the Lease, an irrevocable letter of credit (the “Letter of Credit”), in a form and substance acceptable to Landlord, payable in the City of San Diego, California running in favor of Landlord issued by a solvent nationally recognized bank with a long term rating of BBB or higher (the “Issuer”) in the amount of Three Hundred Thirty Thousand Dollars ($330,000.00)(subject to Sections 14 and 15 of this Addendum). Subject to Section 19.3 of the Lease above, the amount of the Letter of Credit will automatically reduce by Thirty-Three and 1/3 Percent (33.3%) of the original Letter of Credit per year, unless Landlord has delivered to Tenant and the Issuer written notice that Tenant is in default of Lease. The Letter of Credit shall provide that to the extent an Event of Default by Tenant occurs under this Lease, (a) Landlord may draw down on the Letter of Credit in an amount sufficient to cure the Event of Default by Tenant and (b) require Tenant, within ten (10) business days following such draw by Landlord, to deposit with Landlord an additional Letter of Credit issued by a bank meeting the same criteria as Issuer in the amount of the appropriate draw down (“Additional Letter of Credit”). Such bank issuing an Additional Letter of Credit shall also be referred to herein as “Issuer”. If Tenant timely submits the Additional Letter of Credit, the Event of Default shall be deemed cured. If Tenant does not timely submit the Additional Letter of Credit, the Event of Default shall be deemed uncurable. The Letter of Credit shall remain in effect until thirty (30) days after the expiration of the Term of the Lease, If the Letter of Credit will expire prior to such time, Tenant shall deliver to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, either an amendment to the Letter of Credit extending its term or a replacement Letter of Credit in form and substance satisfactory to Landlord. Failure by Tenant to provide the amendment to the Letter of Credit or the replacement Letter of Credit to Landlord at least thirty (30) days before the Letter of Credit shall expire shall constitute an Event of Default under the Lease. Among other things, any Letter of Credit and/or Additional Letter of Credit shall provide: (i) all charges (including, without limitation, issuance, transfer, renewal and drawing charges) are to be paid for by the applicant (Tenant), (ii) partial drawings are allowed, (iii) the Letter of Credit is transferable by beneficiary and (iv) in the event that the Letter of Credit is lost, destroyed or stolen, beneficiary may still draw on the Letter of Credit by providing a reasonably satisfactory indemnification to the Issuer.

8. EXPANSION/ RIGHT OF FIRST OFFER.

During the Term, Tenant shall have the right of first offer on any space in the 1211 Park Center Drive building. Upon Landlord being notified that space will be coming available in the 1211 Park Center Drive building (the “Available Space”), Landlord agrees to notify Tenant first, giving Tenant the first right to negotiate on the Available Space for a period of fourteen (14) days. If within such fourteen (14) days. Tenant declines to lease the Available Space on terms satisfactory to Landlord in Landlord’s sole and absolute discretion, or if negotiations are discontinued for the Available Space, then Landlord’s obligation to Tenant concerning the Available Space will expire, and Landlord will be free to negotiate with other potential tenants without further notice to Tenant.

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9. OPTION TO RENEW.

Provided the Lease is in full force and effect and Tenant is not in material default under any of the terms and conditions of the Lease at the time of notification or commencement, Tenant shall have one (1) option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a. If the Tenant elects to exercise said option, then, Tenant shall provide Landlord with written notice no earlier than the date which is two hundred seventy (270) days prior to the expiration of the then-current term of this Lease but no later than the date which is one hundred eighty days (180) prior to the expiration of the then-current term of this Lease.

b. The Annual Rent and Monthly Installment of Annual Rent in effect at the expiration of the then current term of the Lease shall be modified to reflect the current fair market rental for comparable manufacturing/distribution buildings in the Vista industrial market with approximately 10% office build-out in the same rental market as of the date the renewal term is to commence with Landlord providing Tenant a renewal tenant improvement allowance of $1.50/sf and prevailing market concessions, if any, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Annual Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date in which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area. In turn those two MAI appraisers shall appoint a third MAI appraiser and the majority of such appraisers shall decide upon the fair market rental for the Premises as of the expiration if the then current term. Landlord and Tenant shall equally share in the expense of this appraisal.

c. This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew. Notwithstanding the foregoing, the option is transferable to an assignee, pursuant to Section 9 above.

10. HAZARDOUS MATERIALS.

a. In connection with Tenant’s permitted use of the Premises, Tenant may use the following Hazardous Materials: acetone (not to exceed 20 liters), pyridine (not to exceed 4 liters), acetonitrile (not to exceed 30 liters), ethyl acetate (not to exceed 6 liters), butyl alcohol (not to exceed 6 liters), 2-propanol (not to exceed 40 gallons), tetrahydrofuran (not to exceed 16 liters), heptane (not to exceed 6 liters), ether (not to exceed 6 liters), triethylamine (not to exceed 6 liters), phenolphthalein (not to exceed 1 liter), dimethoxypropane (not to exceed 6 liters), ethyl alcohol (not to exceed 6 liters), isopropinol (not to exceed 40 gallons), methanol (not to exceed 30 liters), hexanes (not to exceed 30 liters), methylene chloride (not to exceed 6 liters), chloroform (not to exceed 8 liters), dimethyl sulfoxide (DMSO) (not to exceed 6 liters), hydrogen peroxide (not to exceed 1 liter), amonimu hydroxide (not to exceed 4 liters), perchloric acid (not to exceed 1 liter), formic acid (not to exceed  1/2 liter), acetic acid – glacial (not to exceed 6 liters), nitric acid (not to exceed 6 liters), sulfuric acid (not to exceed 6 liters), isopropyl alcohol (not to exceed 10 gallons) and bleach (not to exceed 6 gallons) (or any of such Hazardous Material’s substantive equivalent), provided Tenant always handles, stores, uses and disposes of such Hazardous Materials in compliance with all applicable Laws and Environmental Laws and never allows such Hazardous Materials to contaminate the Premises, the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. The parties acknowledge that biological materials may in some cases constitute a Hazardous Material as defined in this Lease, and in such case, provisions of this Lease relating to Hazardous Materials apply to any and all such Hazardous Materials, including but not limited to biological materials, whether or not such provision makes specific mention to biological materials.

b. Any increase in the premiums for necessary insurance on the Property which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

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c. Tenant shall notify Landlord in writing immediately upon becoming aware of: (i) any enforcement, cleanup, remediation or other action threatened, instituted or completed by any governmental or regulatory agency or private person with respect to the Premises relating to Hazardous Materials; (ii) any claim threatened or made by any person against Tenant or the Premises for personal injury, property damage, other losses, contribution, cost recovery, compensation or any other matter with respect to the Premises relating to Hazardous Materials; (iii) any reports made by or to any governmental or regulatory agency with respect to the Premises relating to Hazardous Materials, including without limitation any complaints, notices or asserted violations in connection therewith; and (iv) any other information with respect to the Premises relating to Hazardous Materials. Further, Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other documents relating in any way to the foregoing.

d. Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Materials on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole and absolute discretion subject to the limitation contained in Paragraph (a) above, such use, placement or storage of a Hazardous Materials in, on or about the Premises.

e. Tenant shall not store hazardous wastes on the Premises; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Materials in the Premises without the specific consent of Landlord.

f. If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Paragraph. Tenant may not perform any sampling, testing or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

11. SIGNAGE.

Tenant shall not install any signage on or about the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any such signage shall be in accordance with all applicable governmental laws, ordinances and regulations.

12. OPTION TO EXPAND.

a. Exercise of Option. Subject to the earlier termination of this Lease in accordance with the provisions of this Lease, Tenant shall have the option (the “Expansion Option”) to expand the Premises to include the space at the building located at 1211 Park Center Drive, Suite B, Vista, comprising approximately 42,000 square feet (“Expansion Space”) as shown on Exhibit E to this Lease attached hereto. Tenant shall notify Landlord of Tenant’s intention to exercise the Expansion Option by notice delivered to Landlord no later than October 15, 2003. The Expansion Option is subject to the rights of existing tenants as reflected in existing written agreements with such existing tenants. The Expansion Space is currently occupied by a tenant whose lease is scheduled to expire on January 31, 2004. Landlord agrees to use commercially reasonable efforts to obtain legal possession of the Expansion Space. In the event that Tenant exercises the Expansion Option, Tenant’s leasing of the Expansion Space shall be on the terms and conditions set forth in the Lease, except as otherwise provided in this Section 14 of the Addendum to Lease, and references in the Lease to the Premises shall be deemed to include the Expansion Space. In the event that Tenant does not exercise the Expansion Option, the Expansion Space shall be subject to the right of first offer set forth in Section 8 of this Addendum to Lease.

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b. Rent, etc. In the event the Premises are expanded based upon the Expansion Option, the Lease shall continue to be governed by the terms and conditions hereof; provided, however, that the Annual Rent, Monthly Installment of Annual Rent, the Initial Estimated Monthly Installment of Rent Adjustments, the initial Security Deposit payable under the Lease and the Letter of Credit shall be increased from that set forth on the Reference Pages of the Lease to the amounts set forth below:

ANNUAL RENT and MONTHLY INSTALLMENT

OF ANNUAL RENT (Article 3):

Period		Annual Rent	Monthly Installment of Annual Rent
from	through
4/1/04	4/30/04	$1,107,360.00	$92,280.00
5/1/04	6/30/04	$0.00	$0.00
7/1/04	3/31/05	$1,140,580.80	$95,048.40
4/1/05	3/31/06	$1,174,798.22	$97,899.85
4/1/06	3/31/07	$1,210,042.17	$100,836.85
4/1/07	3/31/08	$1,246,343.44	$103,861.95
4/1/08	3/31/09	$1,283,733.74	$106,977.81
4/1/09	3/31/10	$1,322,245.75	$110,187.15
4/1/10	3/31/11	$1,361,913.12	$113,492.76
4/1/11	3/31/12	$1,402,770.51	$116,897.54
4/1/12	3/31/13	$1,444,853.63	$120,404.47
4/1/13	3/31/14	$1,488,199.24	$124,016.60

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$19,764.00

SECURITY DEPOSIT:	$106,069.00 increased annually as necessary so as to equal at least 105% of the current Monthly Installment of Annual Rent.

LETTER OF CREDIT:	$402,187.50

c. Expenses. In the event the Premises are expanded based upon the Expansion Option to include Expansion Space, Tenant’s Proportionate Share shall be 45.4%.

d. Tenant Improvement Allowance. Provided that: (i) the Tenant’s Work concerning the Expansion Space is completed in accordance with this Exhibit B on or before December 31, 2004, (ii) on the Commencement Date if there is no Event of Default at that time and (iii) the Lease is in full force and effect, Landlord shall reimburse Tenant for Tenant’s actual construction costs up to a maximum of Two Hundred Ten Thousand Dollars ($210,000.00) (the “Expansion Space Tenant Improvement Allowance”). The Expansion Space Tenant Improvement Allowance shall be paid by Landlord, and Tenant shall construct the tenant improvements for the Expansion Space, in accordance with Exhibit B to the Lease (Tenant Improvements to the Premises) and Article 6 of the Lease. The Expansion Space Tenant Improvement Allowance shall be paid directly to Tenant in three (3) equal progress payments equal to 30% of the applicable Expansion Space Tenant Improvement Allowance. The first progress payment shall be paid after it has been mutually agreed that one third of the Tenant’s Work for the Expansion Space has been satisfactorily completed as reasonably determined by the parties; the second progress payment shall be paid after it has been mutually agreed that two thirds of the Tenant’s Work for the expansion space has been satisfactorily completed as reasonably determined by the parties; and the third progress payment shall be paid after it has been mutually agreed that 100% of the Tenant’s Work for the Expansion Space has been satisfactorily completed as reasonably determined by the parties. Landlord shall pay each progress payment within thirty (30) days after receipt from Tenant of a request for payment, together with copies of submitted invoices, certification from Tenant’s architect concerning the appropriate percentage of work completed and all unconditional waiver and release upon progress payment for material and labor from Tenant’s contractor, subcontractors and suppliers, subject to Landlord’s reasonable verification concerning satisfaction of quality and the percentage of work completed as reasonably determined by the parties. The remaining 10% of the Expansion Space Tenant Improvement Allowance shall be paid within sixty (60) days following proper recordation of a

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Notice of Completion for the Tenant’s Work relating to such expansion space, upon commencement of Tenant’s business within the expanded Premises, and subject to satisfaction of the following conditions:

(i) Tenant must have completed the Tenant’s Work for the Expansion Space in accordance with the Landlord approved final Plans and specifications.

(ii) Tenant has submitted a complete set of “as built” plans and specifications for the Expansion Space to Landlord.

(iii) Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

(iv) A final, unconditional certificate of occupancy for the Premises has been issued by the appropriate governmental agency, and a copy thereof provided to Landlord.

(v) Tenant has provided Landlord with properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) from Tenant’s Contractor, subcontractors and suppliers performing work in the Expansion Space.

(vi) Tenant has provided Landlord all construction warranties and guarantees in connection with the construction of the Tenant’s Work in the Expansion Space to the extent obtained.

(vii) Landlord has inspected and approved the Tenant’s Work in the Expansion Space and is reasonably satisfied that the Tenant’s Work in the Expansion Space has been performed in a good and workmanlike manner in accordance with the approved Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof.

e. Default. Tenant shall have no right to exercise the Expansion Option: (i) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant (without any necessity for notice thereof to Tenant) continuing until the obligation is paid or (ii) at any time after an Event of Default described in Section 18.1.4 or 18.1.5 of the Lease (without any necessity for notice thereof to Tenant).

f. Time Period to Exercise Option. The period of time within which the Expansion Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Option because of the provisions of Section 14(e) of this Addendum to the Lease above.

13. TENANT IMPROVEMENT ALLOWANCE REDUCTION OPTION.

a. Exercise of Option. Tenant shall have the option (the “TI Allowance Reduction Option”) to reduce its Tenant Improvement Allowance allotted pursuant to Section 5 of Exhibit B of the Lease from Nine Hundred Sixty Thousand Dollars ($960,000.00) to Six Hundred Thousand Dollars ($600,000.00) and thereby reduce its Rent and certain related obligations as set forth below. Tenant shall notify Landlord of Tenant’s intention to exercise the TI Allowance Reduction Option by notice delivered to Landlord no later than November 30, 2003.

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b. Rent; etc. In the event that Tenant exercises the TI Allowance Reduction Option, the Lease shall continue to be governed by the terms and conditions hereof; provided, however, that the Annual Rent, Monthly Installment of Annual Rent, the initial Security Deposit payable under the Lease and the Letter of Credit shall be changed from that set forth on the Reference Pages of the Lease (or Section 14 of this Addendum, if applicable) to one of the alternate amounts set forth below depending upon whether Tenant exercises the Expansion Option:

ANNUAL RENT and MONTHLY INSTALLMENT OF

ANNUAL RENT (Article 3):

Period		Annual Rent without Expansion Option	Monthly Installment of Annual Rent without Expansion Option	Annual Rent with Expansion Option	Monthly Installment of Annual Rent with Expansion Option
from	through
4/1/2004	4/30/2004	$777,600.00	$64,800.00	$1,049,760.00	$87,480.00
5/1/2004	6/30/2004	$0.00	$0.00	$0.00	$0.00
7/1/2004	3/31/2005	$800,928.00	$66,744.00	$1,081,252.80	$90,104.40
4/1/2005	3/31/2006	$824,955.84	$68,746.32	$1,113,690.36	$92,807.53
4/1/2006	3/31/2007	$849,704.52	$70,808.71	$1,147,101.12	$95,591.76
4/1/2007	3/31/2008	$875,195.64	$72,932.97	$1,181,514.12	$98,459.51
4/1/2008	3/31/2009	$901,451.52	$75,120.96	$1,216,959.60	$101,413.30
4/1/2009	3/31/2010	$928,495.08	$77,374.59	$1,253,468.40	$104,455.70
4/1/2010	3/31/2011	$956,349.96	$79,695.83	$1,291,072.44	$107,589.37
4/1/2011	3/31/2012	$985,040.40	$82,086.70	$1,329,804.60	$110,817.05
4/1/2012	3/31/2013	$1,014,591.60	$84,549.30	$1,369,698.72	$114,141.56
4/1/2013	3/31/2014	$1,045,029.36	$87,085.78	$1,410,789.72	$117,565.81

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SECURITY DEPOSIT WITH EXPANSION OPTION:	$100,602.00 increased annually as necessary so as to equal at least 105% of the current Monthly Installment of Annual Rent.

SECURITY DEPOSIT WITHOUT EXPANSION OPTION:	$74,520.00 increased annually as necessary so as to equal at least 105% of the current Monthly Installment of Annual Rent.

LETTER OF CREDIT WITH EXPANSION OPTION:	$278,437.50

LETTER OF CREDIT WITHOUT EXPANSION OPTION:	$206,250.00

c. Default. Tenant shall have no right to exercise the TI Allowance Reduction Option: (i) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant (without any necessity for notice thereof to Tenant) continuing until the obligation is paid or (ii) at any time after an Event of Default described in Section 18.1.4 or 18.1.5 of the Lease (without any necessity for notice thereof to Tenant).

d. Time Period to Exercise Option. The period of time within which the TI Allowance Reduction Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the TI Allowance Reduction Option because of the provisions of Section 15(c) of this Addendum to the Lease above.

LANDLORD		TENANT

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Jill E. Shanahan	By:	/s/ Mark A. LeDoux

Name: Jill E. Shanahan			Mark A. LeDoux

Title: Vice President		Title: Chairman and Chief Executive Officer

Date: Oct 30, 2003		Date:	____________________________________________________________

		By:	/s/ Randy L. Weaver

Randell Weaver

Title: President

Date: 10.27.03

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

Exhibits A and A-l are intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. They do not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[Floor Plan of Premises]

/s/ RLW	/s/ JES

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A-1

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

Exhibit A-l is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

VISTA DISTRIBUTION CENTER

[Floor Plan of Premises]

/s/ RLW	/s/ JES

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A-1-1

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

TENANT IMPROVEMENTS TO THE PREMISES

1. Tenant’s Plan Approval. Tenant shall cause detailed plans and specifications (the “Plans”) to be prepared and delivered to Landlord. The Plans shall reflect the work to be performed within the Premises by Tenant to suitably prepare the Premises for Tenant’s use (the “Tenant’s Work”). Landlord shall, within five (5) business days following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such consent. Landlord may by written notice to Tenant, prior to the expiration of such five (5) business day period, extend Landlord’s review period by an additional five (5) business days. If Landlord does not approve the Plans, Tenant shall cause the Plans to be revised, consistent with Landlord’s comments, and then resubmit the Plans to Landlord for review. Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement on mutually acceptable Plans. Tenant shall undertake no work until Landlord has finally approved the Plans. Performance of the Tenant’s Work shall strictly conform to the approved Plans and any deviation will require Landlord’s prior approval, which approval will not be unreasonably withheld, conditioned or delayed.

2. Power Upgrade; Utilities. Tenant shall be solely responsible for upgrading power in the Premises to its required specifications. Landlord shall have no liability to Tenant regarding power for the Premises.

3. Construction of Tenant Improvements by Tenant’s Contractor. Following Landlord’s approval of the Plans, Tenant shall cause Tenant’s Work to be completed in strict accordance with all applicable laws and industry standard construction practices, and in a manner consistent with this Exhibit B. After the Plans for the Tenant’s Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance and any other information reasonably required by Landlord of Tenant’s proposed contractor(s) (the “Contractor”) for Landlord’s review and approval, which approval will not be unreasonably withheld, conditioned or delayed. If Landlord deems, in Landlord’s reasonable discretion, that Tenant’s proposed Contractor is unacceptable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Violations of Landlord’s rules, regulations and requirements as set forth in this Lease or as otherwise reasonably established by Landlord shall constitute a default of this Lease if not corrected by Tenant and/or Tenant’s Contractor within the time period set forth in the Lease. Landlord shall have the right to post a notice of non-responsibility at a prominent location at the Premises, the cost of which shall be Tenant’s expense.

It shall be the responsibility of Tenant to enforce the following requirements of Tenant’s Contractor, and all subcontractors of Tenant’s Contractor, at every level:

3.1 Any damage to the Premises or the Building caused by Tenant’s Contractor shall be repaired at the sole cost and expense of Tenant.

3.2 Tenant’s Contractor shall be responsible for the repair, replacement and clean up of any damage by Contractor to the Premises and the Building, including but not limited to access ways to the Premises, which may be concurrently used by others.

3.3 Tenant’s Contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after Tenant’s Contractor’s initial acceptance of the Premises shall be done by Tenant’s Contractor, which shall include the removal from the Premises of any excess soil or debris. All work shall be done in strict accordance with all applicable laws and industry standard construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed.

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3.4 Tenant’s Contractor shall store Contractor’s materials, tools and supplies within the Premises. Tenant’s Contractor shall park construction vehicles in areas reasonably designated by Landlord.

3.5 All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Premises.

3.6 Tenant’s Contractor shall provide temporary utilities, portable toilet facilities and potable drinking water as required for the completion of Tenant’s Work.

3.7 Noise shall be kept to a minimum at all times.

3.8 Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant’s Work is concerned and for all applicable safety regulations established by the Landlord, OSHA or other regulatory agencies. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance for Tenant’s Contractor.

3.9 Tenant’s Contractor shall not post signs on any part of the Premises, without Landlord’s prior written approval, which may be withheld in Landlord’s sole and absolute discretion.

3.10 Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant’s Work.

3.11 Intentionally Omitted.

3.12 Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addenda and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant’s Work (the “Construction Contract”).

3.13 The Construction Contract shall contain a representation and warranty by the Contractor that it is familiar with the project site, that it has inspected the location of Tenant’s Work and has satisfied itself as to the condition thereof, including without limitation, all structural, surface and subsurface conditions.

3.14 All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant’s Contractor in the Premises.

3.15 Any modifications to the Premises exterior shall be subject to Landlord’s prior approval. No romex wiring shall be allowed. All equipment placed upon the roof as a result of the Tenant’s Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

3.16 Landlord, at Landlord’s reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Premises. Such rules and regulations shall apply to Tenant and Tenant’s Contractor as though established upon the execution of this Exhibit B.

4. No Landlord Liability. Unless caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord and Landlord Entities shall not be liable for any loss, cost, damage or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant’s Work or any other person or party on account of the construction or installation of the Tenant’s Work or any other

/s/ RLW	/s/ JES

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improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant’s Work, or other alterations, additions or improvements made to the Premises by Tenant and any plans therefore, with all applicable governmental laws, codes and regulations shall be solely Tenant’s responsibility. Landlord and Landlord Entities assume no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant’s Work or other alterations, additions or improvements to the Premises made by Tenant. Tenant further agrees to indemnify, defend and hold harmless Landlord and Landlord Entities from any loss, cost, damage or expense incurred, claimed, asserted or arising in connection with any of Tenant’s Work unless caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

5. Tenant Improvement Allowance. Provided that: (i) the Tenant’s Work is completed in accordance with this Exhibit B on or before December 31, 2004, (ii) on the Commencement Date if there is no Event of Default at that time and (iii) the Lease is in full force and effect, Landlord shall reimburse Tenant for Tenant’s actual construction costs up to a maximum of Nine Hundred Sixty Thousand Dollars ($960,000.00) for Tenant’s Work (the “Tenant Improvement Allowance”). Such Tenant Improvement Allowance shall be paid directly to Tenant in three (3) equal progress payments of Two Hundred Eighty-eight Thousand Dollars ($288,000.00). The first progress payment shall be paid after it has been mutually agreed that one third of the Tenant’s Work has been satisfactorily completed as reasonably determined by the parties; the second progress payment shall be paid after it has been mutually agreed that two thirds of the Tenant’s Work has been satisfactorily completed as reasonably determined by the parties; and the third progress payment shall be paid after it has been mutually agreed that one hundred percent of the Tenant’s Work has been satisfactorily completed as reasonably determined by the parties. Subject to the first sentence of this Section 5, and provided there is no Event of Default in effect at that time, Landlord shall pay each progress payment within thirty (30) days after receipt from Tenant of a request for payment, provided that the request is submitted together with a copy of the invoice from the contractor showing percentage of completion, a notarized Application and Certificate for Payment (AIA G702) and all conditional waivers and lien releases upon progress payment for material and labor from Tenant’s contractor, subcontractors and supplies, subject to Landlord’s reasonable verification concerning satisfaction of quality and the percentage of work completed as reasonably determined by the parties. The remaining Ninety-six Thousand Dollars ($96,000,00) shall be paid within sixty (60) days following proper recordation of a Notice of Completion for the Tenant’s Work, upon commencement of Tenant’s business within the Premises, and subject to satisfaction of the following conditions:

5.1 Tenant must have completed the Tenant’s Work in accordance with the Landlord approved final Plans and specifications.

5.2 Tenant has submitted a complete set of “as built” plans and specifications to Landlord.

5.3 Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

5.4 A final, unconditional certificate of occupancy for the Premises has been issued by the appropriate governmental agency, and a copy thereof has been provided to Landlord.

5.5 Tenant has provided Landlord with properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) from Tenant’s Contractor, subcontractors and suppliers performing work in the Premises.

5.6 Tenant has provided Landlord all construction warranties and guarantees in connection with the construction of the Tenant’s Work to the extent obtained.

5.7 Landlord has inspected and approved the Tenant’s Work and is reasonably satisfied that the Tenant’s Work has been performed in a good and workmanlike manner in accordance with the approved Plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant’s Contractor from liability for any defect or failure to comply with the requirements hereof.

6. Use of Landlord’s Tenant Improvement Allowance.

6.1 The Tenant Improvement Allowance that Landlord agrees to contribute toward the cost of Tenant’s Work shall in no event be applied toward Tenant’s furniture, fixtures, furnishings, personal property, signs or any monetary

/s/ RLW	/s/ JES

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obligations of Tenant under this Lease, Such funds shall be used only to pay the cost of the installation or construction of improvements that shall, subject to Article 6 of this Lease, become the properly of Landlord and remain upon and be surrendered with the Premises, as a part thereof, at the end of the Term of this Lease, including space planning and design, construction fees, permits, engineering, accommodations under the Americans with Disabilities Act (“ADA”) and heating, air conditioning and ventilating systems.

6.2 All ADA accommodations, fees, permits or assessments associated with the construction of Tenant’s Work are Tenant’s responsibility to pay, but may be paid from the Tenant Improvement Allowance. Tenant shall not be responsible for Landlord’s own costs related to review, construction management or supervision fees, costs or expenses related to the Plans or Tenant’s Work.

7. Future Improvements by Tenant to the Premises. In the event that Tenant shall desire to perform future improvements to the Promises during the term of this Lease or any extension thereof. Tenant shall construct such improvements in accordance with the terms and conditions of the Lease and this Exhibit B, except that no Tenant Improvement Allowance shall be granted by Landlord to Tenant for said future improvements. All costs arising from said future improvements shall be the sole and exclusive responsibility of Tenant to pay, in a prompt and timely fashion as said costs become due. Regarding any future improvements to the Premises besides Tenant’s Work. Tenant shall be responsible for Landlord’s reasonable costs related to review of construction management and supervision fees, including the cost of reports from engineering, roof or other consultants.

8. Removal of Specified Improvements. Upon expiration of Tenant’s lease, or any extensions thereto, Tenant is required to remove those specific improvements within the premises used for the production of capsules and tablets and the related coating operations.

/s/ RLW	/s/ JES

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EXHIBIT C – COMMENCEMENT DATE AND BASIC DEAL POINTS MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, LLC, as Landlord, and

NATURAL ALTERNATIVES INTERNATIONAL, INC., as Tenant

COMMENCEMENT DATE AND BASIC DEAL POINTS MEMORANDUM

THIS MEMORANDUM, made as of                                 , 2004 by and between CALWEST INDUSTRIAL PROPERTIES, LLC (“Landlord”) and NATURAL ALTERNATIVES INTERNATIONAL, INC. (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference June 12, 2003 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 120,000 square feet at the buildings commonly known as VISTA DISTRIBUTION CENTER, 1211C and 1215 Park Center Drive.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is , 2004.

2.	The actual Termination Date is March 31, 2014.

3.	ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Annual Rent		Monthly Installment of Annual Rent
from	through
4/1/2004	4/30/2004	$		$
5/1/2004	6/30/2004		$0.00		$0.00
7/1/2004	3/31/2005	$		$
4/1/2005	3/31/2006	$		$
4/1/2006	3/31/2007	$		$
4/1/2007	3/31/2008	$		$
4/1/2008	3/31/2009	$		$
4/1/2009	3/31/2010	$		$
4/1/2010	3/31/2011	$		$
4/1/2011	3/31/2012	$		$
4/1/2012	3/31/2013	$		$
4/1/2013	3/31/2014	$		$

4.	INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4): $

5.	TENANT’S PROPORTIONATE SHARE: %

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6.	SECURITY DEPOSIT: $ increased annually as necessary so as to equal at least 105% of the current Monthly Installment of Annual Rent.

Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD		TENANT

CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company		NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

By: RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Jill E. Shanahan	By:	/s/ Mark A. LeDoux

Name: Jill E. Shanahan			Mark A. LeDoux

Title: Vice President		Title: Chairman and Chief Executive Officer

Date: Oct 30, 2003		Date:	____________________________________________________________

By:

Randell Weaver

Title: President

Date:

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EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (“UL”) approved microwave ovens, and other commonly used kitchen items or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

/s/ RLW	/s/ JES

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10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15. No person shall go on the roof without Landlord’s permission.

16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

/s/ RLW	/s/ JES

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24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25. Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

/s/ RLW	/s/ JES

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EXHIBIT E – FLOOR PLAN DEPICTING THE EXPANSION SPACE

attached to and made a part of Lease bearing the

Lease Reference Date of June 12, 2003, between

CALWEST INDUSTRIAL PROPERTIES, a California limited liability company, as Landlord and

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation, as Tenant

Exhibits E is intended only to show the general layout of the Expansion Space as of the beginning of the Term of this Lease. They do not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

VISTA DISTRIBUTION CENTER

[Floor Plan of Premises]

/s/ RLW	/s/ JES

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